As filed with the Securities and Exchange Commission on January ___, 1999
                                                      Registration No. 333-68859
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                              XYBERNAUT CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                  54-1799851
         --------                                  ----------
(State or other jurisdiction of                 (I.R.S. Employer
Incorporation or organization)                   Identification No.)

                             12701 Fair Lakes Circle
                             Fairfax, Virginia 22033
                                 (703) 631-6925
        -----------------------------------------------------------------
                   (Address, including zip code, and telephone
             number, Including area code, of registrant's principal
                               executive offices)

                                Edward G. Newman
                             12701 Fair Lakes Circle
                             Fairfax, Virginia 22033
                                 (703) 631-6925
        -----------------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:
                           Martin Eric Weisberg, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                             -----------------------


         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum          Proposed Maximum        Amount of
        Title of Each Class                  Amount to be     Offering Price          Aggregate Offering      Registration
  of Securities to be Registered           Registered (1)        per Share                  Price                 Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      593,201            $5.28 (3)              $3,132,101             $870.72
Common Stock, $.01 par value per share    12,500 (2)           $9.58 (4)                $119,750              $33.29
Common Stock, $.01 par value per share    12,500 (2)           $9.09 (4)                $113,625              $31.59
Common Stock, $.01 par value per share    12,500 (2)          $13.05 (4)                $163,125              $45.34
------------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee......................................................................................$ 980.95
====================================================================================================================================

(1) Represents the shares of Common Stock being registered for resale by the Selling Stockholder.


(2) Pursuant to Rule 416, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of Common Stock as shall be issued by the Company upon exercise of Warrants issued in connection with a Private Placement with the Selling Stockholder. Such number of shares is subject to adjustment pursuant to anti-dilution provisions included in the Warrants. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock issuable upon exercise of the Warrants. See "Risk Factors -- Dilution"; and "Description of Securities."


(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average ($5.28) of the bid ($5.25) and asked ($5.31) price on the Nasdaq SmallCap Market on December 9, 1998.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the exercise price of the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any State where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY__, 1999

PROSPECTUS
                                 630,701 Shares*

                              XYBERNAUT CORPORATION

         HSBC James Capel Canada, Inc., a shareholder of Xybernaut Corporation, is offering for sale 630,701 Shares of Common Stock of the Company under this Prospectus. We issued the Shares and the Warrants covered by this Prospectus to the Selling Stockholder under a private placement agreement.

         The Selling Stockholder may offer its Shares of the Company through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

         The Selling Stockholder will receive all net proceeds from the sale of the Shares. Accordingly, we will not receive any proceeds from the resale of the Shares. We will receive proceeds from the exercise of the Warrants. We will use such net proceeds for general corporate purposes. We will bear all expenses relating to this registration except for brokerage or underwriting commissions and expenses, if any, which will be paid by the Selling Stockholder.

                     -------------------------------------

                     NASDAQ SmallCap Market Symbol: "XYBR"

                     -------------------------------------


         On January 8, 1999, the closing price of one share of our Common Stock on the NASDAQ SmallCap Market was $4.50.

         *Includes 37,500 shares issuable to the Selling Stockholder upon exercise of the Warrants. Those shares are subject to adjustment under anti-dilution provisions included in the Warrants. As such, under Rule 416 under the Securities Act of 1933, this Prospectus is deemed to cover the additional shares to be offered or issued under the Warrants upon application of the anti-dilution provisions.

         Our executive offices are located at 12701 Fair Lakes Circle, Fairfax, Virginia 22033 and our telephone number is (703) 631-6925. Our telephone number is (703) 631-6925, and our e-mail address is investrel@xybernaut.com.


                                ----------------

The securities offered hereby involve a high degree of risk. You should carefully consider the factors described under the caption "risk factors" on page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                   The Date of this Prospectus is ______, 1999

                             ----------------------


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have  filed  with the SEC a  registration  statement  on Form S-3 to register shares of our Common Stock. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Common Stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;
         2. Quarterly Reports on Form 10-QSB for the period ended March 31, 1998, and Forms 10- QSB and 10-QSB/A for the periods ended June 30, 1998 and September 30, 1998; and
         3.    Registration  Statement  on  Form  S-3,  Commission  File  Number
               333-68859.

         You may request a copy of these filings, at no cost, by writing to us at 12701 Fair Lakes Circle, Fairfax, Virginia 22033, (703) 631-6925. Attention:
W. Jeff Pagano.

                             ----------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.
                                      - 2 -

         We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of December ____, 1998.

                                             -------------------------

                                TABLE OF CONTENTS

Where You Can Find More Information About Us.................................2
Prospectus Summary...........................................................4
Risk Factors.................................................................5
Use of Proceeds.............................................................13
Dividend Policy.............................................................13
Selling Stockholders .......................................................14
Description of Securities...................................................15
Delaware Business Combination
     Provisions.............................................................17
Plan of Distribution .......................................................19
Indemnification for Securities Act Liabilities..............................21
Legal Matters...............................................................22
Experts ....................................................................22

                               PROSPECTUS SUMMARY

         This summary highlights some information from this Prospectus. It may not contain all of the information important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors.

         Please note that references in this Prospectus to "we," "our" or "us" refer to Xybernaut Corporation not to the Selling Stockholder.

                                  THE OFFERING


 Securities Offered by the Selling Stockholder (1).   630,701  Shares  of Common
                                                      Stock

Common Stock Outstanding:
         Before the Offering (2)(3).................. 21,321,627
         After the Offering (3)...................... 21,359,127
Nasdaq Symbol........................................ XYBR
Use of Proceeds...................................... The  Selling   Stockholder
                                                      will   receive   all   net
                                                      proceeds  from the sale of
                                                      the  Shares.  Accordingly,
                                                      we will  not  receive  any
                                                      proceeds  from the  resale
                                                      of  the  Shares.  We  will
                                                      receive  proceeds from the
                                                      exercise of the  Warrants.
                                                      We  will   use   such  net
                                                      proceeds    for    general
                                                      corporate   purposes.   We
                                                      will  bear  all   expenses
                                                      relating      to      this
                                                      registration   except  for
                                                      brokerage or  underwriting
                                                      commissions  and expenses,
                                                      if any, which will be paid
                                                      by       the       Selling
                                                      Stockholder.

Risk Factors......................................... The   securities   offered
                                                      hereby   involve   a  high
                                                      degree of risk. You should
                                                      carefully   consider   the
                                                      factors   described  under
                                                      the     caption      "risk
                                                      factors."
 ---------------------

(1) The 630,701 shares of Common Stock offered under this Prospectus consist of 593,201 outstanding shares and 37,500 shares issuable pursuant to the exercise of Warrants that may be sold from time to time by the Selling Stockholder.

(2) Includes 593,201 shares of Common Stock covered by this Prospectus which are issued and outstanding as of the date hereof.

(3) Based on shares of Common Stock outstanding at December 9, 1998, includes 37,500 shares of Common Stock issuable pursuant to the exercise of Warrants, and does not include (1) 1,554,550 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted pursuant to Rule 701 of the Securities Act, our 1996 Omnibus Stock Incentive Plan and the 1997 Stock Incentive Plan; (2) 5,173,402 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase Common Stock, (3) 117,660 shares of Common Stock registered in connection with the Series C Preferred Stock but unissued, (4) 539,480 shares of Common Stock registered in connection with the April 1998 Private Equity Line of Credit Private Placement but unissued, and (5) 420,000 shares of Common Stock reserved for issuance upon exercise of an option granted pursuant to our initial public offering to purchase 210,000 shares of Common Stock and 210,000 redeemable warrants, each such warrant to purchase one share of Common Stock at an exercise price of $9.075. See "Risk Factors -- Effect of Possible Non-Cash Future Charge" and " -- Securities Issuable Pursuant to Options, Warrants and the Unit Purchase Option."

                                  RISK FACTORS

         Before you buy shares of our Common Stock, you should be aware that there are various risks associated with such purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this Prospectus before you decide to purchase shares of our Common Stock.

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, contain projections of our future results of operations or financial condition or state other "forward-looking" information. When considering such statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted in this Prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

History and Expectation of Future Losses; Need for Additional Financing

         We were incorporated in October 1990 and commenced operations in November 1992. We have incurred the following losses since 1994:


         Fiscal year ended:
             o  March 31, 1994                              $47,352
             o  March 31, 1995                           $1,303,892
             o  December 31, 1996                        $5,238,536
             o  December 31, 1997                        $9,479,966
         Nine months  ended:
             o  September 30, 1998                       $7,272,779

         We intend to conduct significant additional marketing and distribution of our products that, together with our existing research and development programs, are expected to require substantial funding and to result in continuing operating losses. However, we cannot assure you that, regardless of our efforts and the expenditure of substantial funds, we will achieve substantial sales of any of our products, that our operations will be profitable or that we will be able to meet the competitive demands of the industry in which we operate.

Going Concern Qualification

         The report of our independent accountants on our December 31, 1997 consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern. The independent accountants cited several factors as raising substantial doubt as to our ability to continue as a going concern, including, our history of operating losses and our working capital deficit. We cannot assure you that we will ever achieve significant revenues or that our operations will be profitable.

Liquidity; Working Capital Needs

         We may obtain a working capital line of credit and/or complete additional financings in order to meet working capital cash requirements. In addition, we may exercise a put option to sell shares of our Common Stock in the aggregate principal amount of $7,000,000 available to us under an April 1998 Private Equity Line of Credit Agreement. However, we cannot assure you that we will be able to raise additional capital, obtain funds from a working capital line of credit, or that the sale of Common Stock under the Private Equity Line of Credit Agreement will be deemed advisable at such times as funds may be required. We could be required to curtail materially, suspend or cease operations if we are unable to raise or obtain the needed working capital.

Dilution; Impact of the Conversion of Outstanding Convertible Securities

         The net tangible value of your Shares will be diluted upon the conversion of outstanding options, warrants and the issuance of Common Stock under a repricing arrangement we entered into in connection with our exercise of a $3,000,000 Put Option under the April 1998 Private Equity Line of Credit Agreement (the "Initial Put Option"). Specifically, certain options and warrants (other than the Warrants) are convertible into Common Stock at discounts from future market prices of the Common Stock. Such discounts could result in substantial dilution to existing holders of Common Stock. The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock.

         At the date of this Prospectus, we have reserved an aggregate of 7,185,457 shares of Common Stock for issuance upon exercise of the following outstanding options and warrants:

         o options to purchase 1,554,550 shares at an exercise price between $1.37 and $6.00 per share;
         o warrants to purchase 627,500 shares at an exercise price between $1.76 and $18.00 per share; o warrants to purchase 4,583,402 shares at an exercise price of $9.00 per share; and
         o 210,000 Units (the "Units"), each unit consisting of one share of Common Stock and one Redeemable Warrant (a "Redeemable Warrant") to purchase one share of Common Stock, at a price of $9.075 per Unit during a period of four years commencing July 18, 1996. The Redeemable Warrants included in the Units are exercisable at $12.60 per share.

         During the terms of the outstanding options, Redeemable Warrants and the Unit Purchase Option, we must give the holders the opportunity to profit from a rise in the market price of the Common Stock. The existence of the options, the Redeemable Warrants and the Unit Purchase Option may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire Common Stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

         In addition, we agreed to certain repricing arrangements in connection with our exercise of the Initial Put Option. Under that arrangement, one-sixth of the 545,454 shares of Common Stock (the "Initial Put Shares") we issued upon exercise of the Initial Put Option, are subject to monthly repricing commencing on September 30, 1998. Under the repricing calculation, if the closing price of the Common Stock on the trading date immediately preceding the repricing date is less than $7.20 per share, the shares of Common Stock subject to repricing will be repriced at the lowest closing bid price of the Common Stock for the 30 days preceding such repricing date (the "Initial Put Reset Price"). We will issue to the investors such number of shares (the "Initial Put Repricing Shares") equal to the difference between (a) the quotient of 500,000 and the Initial Put Reset Price and (b) the number of shares subject to repricing. We will not issue any shares of Common Stock under the repricing arrangement if the Initial Put Reset Price is equal to or greater than $5.50. As of the date of this Prospectus, we have issued 55,880 shares of our Common Stock under the repricing arrangement.


Uncertainty of Market Development and Product Acceptance


         The mobile computing market is emerging and relatively undeveloped. We sold our first Mobile Assistant(R) in 1993. From December 31, 1997 through September 30, 1998 have sold and delivered Mobile Assistant(R) systems valued at approximately $615,000. We commenced delivery of the Pentium(R) Mobile Assistant P-133(TM) in August 1997 and commenced delivery of Mobile Assistant(R) IV, a Pentium 233 MHZ based system ("MA IV"), in the quarter ending December 31, 1998. In September 1997, we announced the introduction of our linkAssist(TM) and webAssist(TM) software products.

         The size of the mobile computing market is currently limited by (1) the high unit prices of mobile computers as compared to laptops and other portable computers, (2) the specialized nature of each application and the need for custom applications and system integration, and (3) the limited supply to date of components for completed systems. The potential size of the market will be limited further by the rate at which prospective customers recognize and accept the functions and capabilities of integrated mobile computing systems. We cannot assure you that a significant market will develop for mobile computing systems or, that, if a market develops, the Mobile Assistant(R) Series and any of our other products will become a significant factor in any market that develops. In addition, we cannot guarantee that we will obtain the working capital needed to meet the competitive demands of the industry in which we operate. See "Risk Factors - Liquidity; Working Capital Needs; -- Competition."

         In addition, we believe that any product acceptance will be substantially dependent upon educating the commercial, healthcare, education and military markets as to the capabilities, characteristics, benefits and efficacy of the Mobile Assistant(R) Series and our other products, of which we can provide no assurance.

Competition

         The computer industry is intensely competitive and is characterized by rapid technological advances, evolving industry standards and technological obsolescence. Many of our current competitors have longer operating histories and greater financial, technical, sales, marketing and other resources than we do. Several other companies, including Computing Devices International, a division of Ceridian Corporation, ViA Inc., Texas Microsystems, Telxon, Norand and Teltronics, Inc., a subsidiary of Interactive Solutions, Inc., Raytheon and a consortium of Litton and TRW, are engaged in the manufacture and development of body-mounted or hand-held computing systems that do or could compete with the Mobile Assistant(R) Series. Personal digital assistants and laptop and notebook computers also are products that could compete against the Mobile Assistant(R) in applications where hands-free, voice-activated operation is not required. Many of these computers are manufactured by major domestic and foreign computer manufacturers which possess far more resources than we do and which can be expected to compete vigorously with us. We cannot assure you that we will be able to compete successfully against our competitors, that we will have the working capital needed to incorporate the constant technological advances in our products or that competitive pressures will not adversely affect our financial performance.

Dependence upon Suppliers

         We have supplier relationships with Sony Digital Products and Shimadzu, among others, for the production of the MA IV system. We also have written agreements with our suppliers for batteries, head-mounted displays and computing units. Although we believe that we could adapt to any supply interruptions, such occurrences could necessitate changes in product design or assembly methods for the Mobile Assistant(R) Series and cause us to experience temporary delays or interruptions in supply while we incorporate such changes. Since the order time for certain components may range up to approximately three months, we also could experience delays or interruptions in supply in the event we are required to find a new supplier for any of these components. Any disruptions in supply of necessary parts and components from our key suppliers could have a material adverse effect on our results of operations. Any future shortage or limited allocation of components for the Mobile Assistant(R) could have a material adverse effect on our organization as a whole.

Currency Fluctuations

         The exchange rates for some local currencies in countries where we operate may fluctuate in relation to the U.S. dollar. Such fluctuations may have an adverse effect on our expenses, earnings or assets when local currencies are translated into U.S. dollars. We are party to a supplier arrangement with Sony Digital Products for the production of the MA IV system. The fees we pay Sony Digital Products are paid in Japanese yen. Any weakening of the value of the U.S. dollar against the Japanese yen could result in an increase in our production expenses which, if substantial, could have a material adverse effect on our financial condition and results of operations.

Substantial Dependence upon Single Product Line;
Possibility of Unsuccessful New Product Development

         Our Mobile Assistant(R) Series currently consists of two products, the MA IV, which is expected to be available for sale in late 1998, and the 133P model based on a 133 MHZ Intel Pentium(R) processor. The

Mobile Assistant(R) Series are our principal products, and our success will depend upon its commercial acceptance, which cannot be assured.

         For single unit purchases, the Mobile Assistant(R) 133P currently is priced from $5,000 to $8,995 depending upon the discount and selected features. We also are developing additional products for the Mobile Assistant(R) Series for introduction in the future and intend to modify the Mobile Assistant(R) Series for use in other applications and to develop other products using our core technologies. As technological developments cause declines in hardware costs, we expect that mobile computer sales will be driven by system capabilities and integration. However, we cannot assure you that the Mobile Assistant(R) will offer the performance capabilities or features that customers will value or that we will have the capital required to modify the design of the Mobile Assistant(R) in order to gain customer acceptance. In addition, while linkAssist(TM) and our planned software toolkits are intended for use both with the Mobile Assistant(R) Series and independently, we cannot guarantee that a separate market for our existing and planned software products will develop or that any products, if sold, will generate significant revenues or any profits.

         Additional product development will result in a significant increase in our research and development expenses that may be unrecoverable should commercialization of new products prove unsuccessful. We also could require additional funding if research and development expenses are greater than we anticipate. We cannot assure you that we will be successful in our future product development efforts or in diversifying our product line. See "Risk Factors - Liquidity; Working Capital Needs."

Uncertain Protection of Patent and Proprietary Rights;
No Assurance of Enforceability or Significant Competitive Advantage

         We consider our patent, trade secrets, and other intellectual property and proprietary information to be important to our business prospects. We rely on a combination of patent, trade secret, copyright and trademark laws and contractual restrictions to establish and protect our proprietary rights. We have implemented a trade secret management program to protect our trade secrets and proprietary information. In addition, we have confidentiality and invention assignment agreements with our employees, and generally enter into non-disclosure agreements with our suppliers, VARs, OEMs and actual and potential customers to limit access to and disclosure of our proprietary information.

         We have registered our Mobile Assistant(R) and Xybernaut(R) trademarks on the Principal Register of the United States Patent and Trademark Office ("Patent Office") and the patent and trademark offices in several foreign countries. In April 1994, we obtained U.S. patent number 5,305,244 ("hands-free, user- supported portable computers") (the "Patent") for the Mobile Assistant(R) Series. We derived most of our revenue for the twelve months ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 from products included within the scope of the Patent. We have notified several of our competitors of the existence of the Patent, which our counsel believes may have been infringed on by some of such competitors. We intend to take any and all appropriate measures, including legal action, necessary to maintain and enforce our rights under the Patent and other patents held by us.

         We have filed twenty patent applications covering various aspects of computers in general and wearable computers in particular since July 1996. Six of these patent applications have been issued, one patent has been allowed pending issuance and thirteen patents are pending. We have also filed most of these applications in European countries, The People's Republic of China, Japan, Republic of Korea, Republic of China (Taiwan), Canada and Australia. All patents issued to our employees under pending and future applications have been and will be assigned to us under existing invention assignments.

         We cannot assure you that our pending patent applications will issue as patents, that any issued patent will provide us with significant competitive advantages or that challenges will not be instituted against the validity or enforceability of any of our patents. The cost of litigation to uphold the validity and prevent infringement of patents can be substantial. We also can provide no assurance that others will not independently develop similar or more advanced products, design patentable alternatives to our products or duplicate our trade secrets, or that our employees or suppliers will not breach their confidentiality agreements.

In addition, we may be required, in some cases, to obtain licenses from third-parties or to redesign our products or processes to avoid infringement.

Dependence upon and Need for Key Personnel

         Our success depends to a significant extent upon the efforts of senior management personnel and a group of employees with longstanding industry relationships and technical knowledge of our business and operations. The loss of certain key members of senior management and the inability to replace such member could have a material adverse effect on our business and operations. Our success also will depend upon our ability to attract and retain highly qualified and experienced management and technical personnel. We face competition for such personnel from numerous other entities, many of which have significantly greater resources than we do. We cannot assure you that we will be successful in recruiting such personnel or that, if recruited, such persons would succeed in establishing profitable operations for our organization.

Rapid Technological Change and Risk of Obsolescence

         The market for computer products is characterized by rapid technological advances, evolving industry standards, changes in end user requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products and products currently under development obsolete and unmarketable. Our success will depend upon our ability to enhance our current products and develop and successfully introduce and sell new products that keep pace with technological developments and respond to evolving end user requirements. If we do not anticipate or respond adequately to technological developments, end user requirements, or significant delays in product development or introduction, our competitive position in the marketplace could be damaged and we could experience a decrease in revenues. We expect to increase the use of additional external and internal resources in the near term to meet these challenges. However, we can provide no assurance that we will be successful in hiring, training and retaining qualified product development personnel to meet our needs or that we will be successful in developing and marketing new products or product enhancements on a timely basis. Any failure to successfully develop and market new products and product enhancements would have a material adverse effect on our results of operations.

Year 2000 Issues

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         Based on a recent assessment, we determined that we will be required to modify or replace portions of our software so that our computer systems will properly utilize dates beyond December 31, 1999. We believe that we can mitigate the Year 2000 Issue with modifications to existing software and conversions to new software. However, if we fail to make such modifications and conversions, or if we do not make them on a timely basis, the Year 2000 Issue could have a material impact on our operations.

         We have contacted all of our significant suppliers and large customers to determine the possible effect on our operations of their inability or failure to remediate their own Year 2000 Issue. Our estimate of the costs to remediate our Year 2000 issue is based on presently available information. However, we cannot guarantee that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on our operations. We have no exposure to contingencies related to the Year 2000 Issue for the products we have sold.

         We will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. We plan to complete the Year 2000 project within six months and estimate the total remaining cost of the Year 2000 project at $6,000. Approximately $1,700 of the total project cost is attributable to the purchase of new software which will be capitalized. The remaining $4,300, which will be expensed as incurred over the next six months, is not expected to have a material effect on our results of operations. To date, we have incurred and expensed approximately $1,000 related to our Year 2000 project.

         Our estimates of the date of completion and cost of our Year 2000 project are based on our best estimates, which we derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. The costs and completion date of our Year 2000 project could differ materially from our estimates due to the lack of availability and cost of personnel trained in this area, our ability to locate and correct all relevant computer codes, and similar uncertainties.

Effect of Possible Non-Cash Future Charge

         As a condition to our initial public offering, certain of our stockholders, primarily officers and directors, deposited an aggregate of 1,800,000 shares of Common Stock into an escrow account (the "Escrowed Shares"). The Escrowed Shares are subject to the following terms and conditions:

         o The Escrowed Shares will be released incrementally over a three-year period only in the event our gross revenues and earnings (loss) per share for the 12-month periods ending September 30, 1997, 1998 and 1999 equal or exceed certain gross revenue and earnings (loss) per share targets.

         o If such per share targets are not met in any of the relevant 12-month periods and the price of the Common Stock does not meet or exceed agreed upon price levels, certain amounts of the Escrowed Shares will be returned to us for each period and canceled.

         o All the Escrowed Shares will be released to the stockholders if the closing price of the Common Stock as reported on The Nasdaq SmallCap Market following this offering equals or exceeds $11.00 for 25 consecutive trading days or 30 out of 35 consecutive trading days during the period ending September 30, 1999.

         The difference between the initial offering price and the market value (at the time of release) of any Escrowed Shares released will be deemed to be an additional compensation expense. Such expense, depending on the price per share, may have the effect of reducing or eliminating any earnings per share and could have a negative effect on the market price for our Common Stock.

         We did not meet the targets for escrow release for September 30, 1997 and September 30, 1998. As a result, 300,000 and 750,000 shares, respectively, were canceled from the escrow pool resulting in a reduction of 2.1% and 3.6% of our outstanding shares of Common Stock.

High Concentration of Common Stock Held by Existing Stockholders

         Following this offering, our executive officers, directors and principal stockholders will, in the aggregate, beneficially own approximately 31.5% of our outstanding shares of Common Stock. These stockholders, if acting together, will be able to effectively control most matters requiring approval by our stockholders. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company.

Limitation of Liability

         Our Certificate of Incorporation provides that, subject to limited exceptions, our directors will not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, these provisions of the Certificate of Incorporation could prevent the recovery of monetary damages against our directors. See "Indemnification for Securities Act Liabilities."

Shares Eligible for Future Sale

         Sales of a substantial number of shares of our Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Of the 22,338,767 shares of Common Stock that will be outstanding or registered for sale upon the completion of this offering, 20,291,426 will be freely tradeable without restriction or further registration under the Securities Act. This includes:

      o     19,274,286 shares of  Common Stock which are issued and outstanding;
      o 117,660 unissued shares of Common Stock registered in connection with the Series C Preferred Stock, and
      o 899,480 unissued shares of Common Stock registered in connection with the April 1998 Equity Line of Credit Private Placement.

         The remaining 2,047,341 shares include 750,000 shares of Common Stock which are "Escrowed Shares" (see "Effect of Possible Non-Cash Future Charge") and are subject to release on September 30, 1999 if certain share targets are met, and 1,297,341 shares of the Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. The restricted shares may be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. In the absence of any agreement to the contrary, the outstanding restricted Common Stock could be sold in accordance with one or more other exemptions under the Securities Act (including Rule 144). Rule 144, as amended, permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations and by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the price of the shares in any market that may develop for the trading of such shares.

No Dividends Anticipated

         We have never paid any dividends on our securities and do not anticipate the payment of dividends in the foreseeable future.

Volatility of Stock Price

         The trading price of the Common Stock has been, and may continue to be, volatile. Such trading price could be subject to wide fluctuations in response to our announcements of business and technical developments or those by our competitors, quarterly variations in operating results, and other events or factors, including our prospects and expectations by investors and securities analysts. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of development stage companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our Common Stock.

Anti-takeover Consideration; Rights of Preferred Stock

         Our Certificate of Incorporation authorizes the issuance of up to 6,000,000 shares of $.01 par value preferred stock (the "Preferred Stock"). As of the date of this Prospectus, only the Series C Preferred Stock are issued and outstanding. The authorized and unissued Preferred Stock may be issued with voting, conversion or other terms determined by the Board of Directors which could be used to delay, discourage or prevent a change of control. Such terms could include, among other things, dividend payment requirements, redemption provisions, preferences as to dividends and distributions and preferential voting rights. The issuance of Preferred Stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in our management. We have no present intention to issue any additional Preferred Stock. See "Description of Securities -- Preferred Stock."

         We have a classified or staggered Board of Directors which limits an outsider's ability to effect a rapid change of control of the Board. In addition, at the 1998 Annual Meeting of Stockholders held on September 24, 1998, our shareholders approved measures to amend our Certificate of Incorporation and Bylaws, where applicable, to:

         o implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

         o permit only the President, the Vice Chairmen of the Board, the Secretary or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to be brought before the meetings by or at the direction of the Board of Directors;

         o provide that a member of the Board of Directors may only be removed for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class (the "Voting Stock");

         o fix the size of the Board of Directors at a maximum of twelve directors, with the authorized number of directors set at ten, and the Board of Directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of
              authorized   directors   most  recently  fixed  by  the  Board  of
              Directors;

         o provide that any vacancy on the Board of Directors may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director;

         o     eliminate stockholder action by written consent;

         o require the approval of holders of 80% of the then outstanding Voting Stock and/or the approval of 66 2/3% of the directors for certain corporate transactions; and

         o require an affirmative vote of 66 2/3% of the Voting Stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws adopted at the meeting.

         Such measures, combined with the ability of the Board of Directors to issue "blank check" Preferred Stock and the staggered Board of Directors, could have the effect of delaying, deterring or preventing a change in control without any further action by the shareholders. In addition, issuance of Preferred Stock, without shareholder approval, on such terms as the Board of Directors may determine, could adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others. See "Description of Securities."


                                 USE OF PROCEEDS

         The Selling Stockholder is selling all of the Shares covered by this Prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the Shares. We will receive proceeds from the exercise of the Warrants. We will use such net proceeds for general corporate purposes. We will bear all expenses relating to this registration except for brokerage or underwriting commissions and expenses, if any, which will be paid by the Selling Stockholder.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.


                              SELLING STOCKHOLDERS

         We issued the shares of Common Stock covered by this Prospectus to the Selling Stockholder under the terms of a private placement.

         Under the terms of a Purchase Agreement dated October 8, 1998, we issued 593,201 shares of our Common Stock to the Selling Stockholder. The number of shares issued for each drawdown was based on the price per share equal to the lesser of (1) the average of the daily volume weighted average price of the Common Stock on NASDAQ SmallCap Market for a certain number of consecutive trading days preceding the funding date of the draw down and (2) $8.00.

         This Prospectus also covers the resale by the Selling Stockholder of up to 37,500 shares of our Common Stock issuable upon exercise of Warrants which we issued to the Selling Stockholder at each draw down. The exercise price of such Warrants is as follows:


Exercise Price          Number of Shares               Date of Warrant
--------------          ----------------               ---------------

   $9.58                     12,500                         10/27
   $9.09                     12,500                         10/30
  $13.05                     12,500                         11/17

         The following table lists certain information regarding the Selling Stockholder's ownership of Shares of our Common Stock as of December 9, 1998, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholder may change from time to time. To the extend the Selling Stockholder or any of its representatives advises us of such changes, we will report those changes in a Prospectus Supplement to the extent required. See "Plan of Distribution."


                                                                                         Shares of Common Stock Owned
                                                                                              after Offering (2)
                                                                                  -------------------------------------------
                                       Shares of
                                     Common Stock
                                    Owned Prior to         Shares of Common
                                     Offering (1)          Stock to be Sold              Number                 Percent
                                   -----------------      -------------------     --------------------     ------------------
HSBC James Capel Canada, Inc.           630,701                 630,701                 630,701                  %2.95
                                        -------                 -------                 -------                  -----
   Total                                630,701                 630,701                 630,701                  %2.95
                                        =======                 =======                 =======                  ======

-----------------

(1)      Assumes that the Selling Stockholder will exercise all of its Warrants.

         In September 1998, we entered into a financing agreement with the Selling Stockholder on terms comparable to those of the October 8, 1998 Purchase Agreement for the sale of up to $31,200,000 of Common Stock during a twelve month period. That agreement has been terminated. We did not issue any shares of Common Stock to the Selling Stockholder under that agreement. Other than as indicated in this paragraph, the Selling Stockholder is not affiliated with us.

                            DESCRIPTION OF SECURITIES


General

         Our authorized capital stock consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 6,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, there are 21,321,627 shares of Common Stock and 188 shares of Series C Preferred Stock issued and outstanding. We have reserved 7,185,452 shares of Common Stock for issuance pursuant to outstanding options and warrants. Common Stock

         The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Certificate of Incorporation and By-Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of Common Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Common Stock are fully-paid and nonassessable.

Preferred Stock

         The Board of Directors has the authority, without further stockholder approval, to issue up to 6,000,000 shares of Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, if any, or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuances could have the effect of decreasing the market price of the Common Stock.

         Series C Preferred Stock

         On May 15, 1998, the Board of Directors authorized the issuance of a series of Preferred Stock consisting of 375 shares (the "Series C Preferred Stock"), each such share of Series C Preferred Stock has a stated value of $1,000 (the "Liquidation Preference"), pursuant to a Certificate of Designation (the "Certificate of Designation").

         Dividends. The holders of the shares of Series C Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the rate of five percent of the stated Liquidation Preference per share per annum, and no more, payable, at the discretion of the Board of Directors, in Common Stock or cash. Dividends accrue on each share of Series C Preferred Stock from the date of initial issuance. Such dividends are in preference to any distributions on any outstanding shares of our Common Stock or any other of our equity securities that are junior to the Preferred Stock as to the payment of dividends.

         Conversion Rights. The holders of Series C Preferred Stock shall have conversion rights as follows: (i) no shares of Series C Preferred Stock may be converted prior to August 15, 1998; (ii) at any time after August 15, 1998 through November 14, 1998, up to twenty-five (25%) percent of the shares of Series C Preferred Stock then outstanding may be converted, at the option of the holders thereof; and (iii) thereafter, on November 15, 1998, February 15, 1999 and May 15, 1999, an additional twenty-five (25%) percent of the shares of Series C Preferred Stock then outstanding may be converted, on a cumulative and pro rata basis, at the option of the holders thereof. The number of shares of fully-paid and nonassessable Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing the Liquidation Preference by an amount (the "Conversion Price") equal to the lesser of (A) 100% of the average
                                     - 14 -
closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market or any successor exchange in which the Common Stock is listed for the five trading days preceding the date on which the holder of the Series C Preferred Stock has telecopied a notice of conversion to us (the "Conversion Date") and
(B) $4.00.

         On May 15, 2000, the holders of the Series C Preferred Stock will be required to convert all of their outstanding shares of Series C Preferred Stock into shares of Common Stock. Until converted, we will be entitled to redeem shares of Series C Preferred Stock in accordance with the Certificate of Designation, regardless of whether or not we received a notice of conversion with respect to such shares.

         We will at all times when any shares of Series C Preferred Stock are outstanding, reserve and keep available out of our authorized but unissued stock, such number of shares of Common Stock as, from time to time, will be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

         Redemption. At any time after May 15, 1998, we may redeem up to 100% of the outstanding shares of the Series C Preferred Stock at the applicable redemption price, provided, that (x) we have received a notice of conversion, and (y) the Conversion Price is below $3.40. We will give written notice by telecopy, to the holders of Series C Preferred Stock to be redeemed at least one business day after receipt of the notice of conversion prior to the date specified for redemption (the "Redemption Date"). Such notice will state the Redemption Date, the Redemption Price (as hereinafter defined), the number of shares of Series C Preferred Stock of such holders to be redeemed and shall call upon such holders to surrender to us on the Redemption Date at the place designated in the notice such holders' redeemed stock.

         We have the option to redeem all or a portion of all the outstanding shares of Series C Preferred Sock at a cash price equal to $3.40 multiplied by the number of shares the Series C Preferred Stock would convert into on the date of redemption.

         Voting Rights. Except as otherwise required by law, the holders of the Series C Preferred Stock are not be entitled to vote upon any matter relating to our business or affairs or for any other purpose.

         Status. In case any outstanding shares of Series C Preferred Stock shall be redeemed, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series C Preferred Stock.

         Other Designations of Preferred Stock

         As of the date of this Prospectus, we have not designated any shares of Preferred Stock other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. There are no other shares of Preferred Stock outstanding, and we have no plans to issue any other shares of Preferred Stock.

Anti-takeover Considerations.

         Our Certificate of Incorporation authorizes the issuance of up to 6,000,000 shares of $.01 par value Preferred Stock. As of the date of this Prospectus, only the Series C Preferred Stock are issued and outstanding. See "-- Preferred Stock." The issuance of Preferred Stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in our management. We have no present intention to issue any additional Preferred Stock.

         We have a classified or staggered Board of Directors which limits an outsider's ability to effect a rapid change of control of the Board. In addition, at the 1998 Annual Meeting of Stockholders held on September 24, 1998, our shareholders approved measures to amend our Certificate of Incorporation and Bylaws, where applicable, to:

         o implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

         o permit only the President, the Vice Chairmen of the Board, the Secretary or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to be brought before the meetings by or at the direction of the Board of Directors;

         o provide that a member of the Board of Directors may only be removed for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class;

         o fix the size of the Board of Directors at a maximum of twelve directors, with the authorized number of directors set at ten, and the Board of Directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors;

         o provide that any vacancy on the Board of Directors may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director;

         o        eliminate stockholder action by written consent;

         o require the approval of holders of 80% of the then outstanding Voting Stock and/or the approval of 66 2/3% of the directors for certain corporate transactions; and

         o require an affirmative vote of 66 2/3% of the Voting Stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws adopted at the meeting.

         Such measures, combined with the ability of the Board of Directors to issue "blank check" Preferred Stock and the staggered Board of Directors, could have the effect of delaying, deterring or preventing a change in control without any further action by the shareholders. In addition, the issuance of Preferred Stock, without shareholder approval, on such terms as the Board of Directors may determine, could adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.

Transfer Agent and Registrar

         Continental Stock Transfer & Trust Company is our Transfer Agent and Registrar for our Common Stock and the Redeemable Warrants.


                    DELAWARE BUSINESS COMBINATION PROVISIONS

         As a Delaware corporation, we are subject to Section 203 ("Section 203") of the Delaware General Corporation Law (the "DGCL"), which regulates large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire our organization if such acquisition is not approved by the Board of Directors.

         In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" is defined broadly to include mergers and certain other transactions with or caused by the Interested Stockholder, sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or our outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in
                                     - 16 -
a conversion or exchange or a pro-rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

         The three-year moratorium imposed on Business Combinations by Section 203 does not apply if:

         (a) prior to the date on which a stockholder becomes an Interested Stockholder, the Board of Directors approves either the Business Combination or the transaction that resulted in the person becoming an Interested Stockholder,

         (b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction that made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or

         (c) on or after the date a person becomes an Interested Stockholder, the Board of Directors approves the Business Combination, and it is also approved at a stockholder meeting by two-thirds of the voting stock not owned by the Interested Stockholder.

         Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision electing not to be governed by Section 203. Our Certificate of Incorporation does not contain such a provision. The restrictions described above also do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.
                                     - 17 -

                              PLAN OF DISTRIBUTION

         The Selling Stockholder may offer its shares of our Common Stock at various times in one or more of the following transactions:

         o on any U.S. securities exchange on which our Common Stock may be listed at the time of such sale;
         o     in the over-the-counter market;
         o in transactions other than on such exchanges or in the over-the-counter market;
         o     in  connection  with short  sales;
         o     in a combination of any of the above transactions.

         The Selling Stockholder may may offer its shares of Common Stock at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholder may use broker-dealers to sell its shares of Common Stock. If this happens, broker-dealers will either receive discounts or commission from the Selling Stockholder, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

         The Selling Stockholder and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the Shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling
Stockholder with respect to the offer or sale of the Shares pursuant to this Prospectus.

         To the extent required under the Securities Act, we will file a supplemental prospectus to disclose (a) the name of any such broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         The Selling Stockholder is selling all of the Shares covered by this Prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the Shares. We will receive proceeds from the exercise of the Warrants. We will use such net proceeds for general corporate purposes.

         The Purchase Agreements have reciprocal indemnification provisions against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact. We have agreed to bear customary expenses incident to the registration of the Shares for the benefit of the Selling Stockholder in accordance with such agreements, other than underwriting discounts and commissions directly attributable to the sale of such securities by or on behalf of the Investor.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. We have entered into an Indemnification Agreement (the "Indemnification Agreement") with each of our directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in our Certificate of Incorporation or as otherwise permitted under Delaware law. Each Indemnification Agreement may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         We maintain a directors and officers liability policy with Genesis Insurance Company that contains a limit of liability of $3,000,000 per policy year.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Parker Chapin Flattau & Klimpl, LLP, New York, New York will pass upon the validity of the securities offered hereby. Martin Eric Weisberg, Esq., a member of the firm, is our Secretary and one of our Directors.


                                     EXPERTS


         The consolidated financial statements as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------


  We have  not  authorized  any  dealer,
salesperson  or any other person to give
any information or to represent anything
not  contained in this  Prospectus.  You
must  not   rely  on  any   unauthorized
information.  This  Prospectus  does not         ______ SHARES OF COMMON STOCK
offer to sell or buy any  shares  in any
jurisdiction  where it is unlawful.  The
information   in  this   Prospectus   is
current as of _____________, 1998.


            ---------------

            TABLE OF CONTENTS
                                 Page
                                 ----
Where You Can Find More
         Information About Us.......2
Prospectus Summary..................4
Risk Factors........................5
Use of Proceeds....................13
Dividend Policy....................13                   --------------
Selling Stockholders ..............14                     PROSPECTUS
Description of Securities..........15                   --------------
Delaware Business Combination
         Provisions................17
Plan of Distribution ..............19
Indemnification for Securities
         Act Liabilities...........21
Legal Matters......................22                        , 1998
Experts ...........................22

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this Registration Statement. The Selling Stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

          Filing fee for registration statement.................  $    980.95
          Legal fees and expenses...............................  $ 15,000.00
          Accounting expenses...................................  $  7,000.00
               Total............................................  $ 22,980.95
                                                                  ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. The Company has entered into an Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Company's Certificate of Incorporation or as otherwise permitted under Delaware law. Each Indemnification Agreement may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         The Company maintains a directors and officers liability policy with Genesis Insurance Company that contains a limit of liability of $3,000,000 per policy year.

ITEM 16.  EXHIBITS.

NUMBER                   DESCRIPTION OF EXHIBIT

*4.1                     Purchase Agreement dated October 8, 1998 between
                         Xybernaut Corporation and HSBC James Capel Canada, Inc.
*4.2                     Form of Warrant.
*5                       Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1                     Consent of PricewaterhouseCoopers LLP
*23.2                    Consent  of  Parker   Chapin  Flattau  &   Klimpl,  LLP
                         (included in their opinion filed as Exhibit 5.1).
24.1                     Power of Attorney (included on page II-4).

--------------

* Included in the original Registration Statement filed with the Commission on December 14, 1998.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia on January 8, 1999.


                                           XYBERNAUT CORPORATION


                                           By: /s/ Edward G. Newman
                                               ---------------------------------
                                                   Edward G. Newman
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on January 8, 1999.


   SIGNATURE                            TITLE                               DATE
   ---------                            -----                               ----



/s/ Edward G. Newman                 Chairman of the Board,
--------------------------------     President and Chief Executive
Edward G. Newman                     Officer


*                                   Executive Vice President -
--------------------------------    Asian Operations and Director
Kaz Toyosato


*                                   Chief Operating Officer and
--------------------------------    Chief Financial Officer
Maarten R. Heybroek


*
--------------------------------    Secretary and Director
Martin Eric Weisberg

*
--------------------------------    Director
Lt. Gen. Harry E. Soyster

*
--------------------------------    Director
James J. Ralabate

                            II - 4




 SIGNATURE                            TITLE                               DATE
 ---------                            -----                               ----


*                                   Director
-------------------------
Keith P. Hicks

*                                   Director
-------------------------
Steven A. Newman


*                                   Director
-------------------------
Phillip E. Pearce

*                                   Director
-------------------------
Eugene J. Amobi


* By:  /s/ Edward G. Newman
       ----------------------------
       Edward G. Newman
       Attorney-in-fact

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------



                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







                              XYBERNAUT CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)



                                 January 8, 1999

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.            DESCRIPTION OF DOCUMENT                     PAGE NO./REF.
----------             -----------------------                     -------------

*4.1                   Purchase Agreement dated October 8, 1998 between
                       Xybernaut Corporation and HSBC James Capel
                       Canada, Inc.
*4.2                   Form of Warrant.
*5.1                   Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1                   Consent of PricewaterhouseCoopers LLP
*23.2                  Consent of Parker Chapin Flattau & Klimpl,  LLP (included
                       in their opinion filed as Exhibit 5.1).
24.1                   Power of Attorney (see page II-4 to the Registration
                       Statement).

-----------------

* Filed with the original Registration Statement on Form S-3 filed with the Commission on December 14, 1998.